EXHIBIT 10.6

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Purchase Agreement" or "Agreement") is made effective as of August 31, 2005 (the "Effective Date"), by and among ASI Technology Corporation, a Nevada corporation located at 980 American Pacific Drive, Suite #111, Henderson, Nevada 89014 (the "Company" or the "Corporation"), and each investor who may become a party to this Agreement as contemplated in Section 1.3 below as of the Effective Date and from time to time subsequently as listed from time to time on Exhibit A attached hereto, each of whom is hereinafter referred to as an "Investor."

THE PARTIES HEREBY AGREE AS FOLLOWS:

    Purchase and Sale of Shares, Notes and Warrants.

      Sale of Shares, Notes and Warrants.

        Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase and the Company agrees to sell and issue to each Investor, that number of shares of the Company's Common Stock set forth on Schedule 1 below each Investor's name on the signature page hereto. The per share purchase price of the Common Stock is $0.35 per share.

        In addition, subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase and the Company agrees to sell and issue to each Investor, that principal amount of 7% Subordinated Promissory Notes due July 31, 2008 ("Notes") in form and substance attached hereto as Exhibit B equivalent to the dollar amount of Common Stock purchased and as set forth on Schedule 1 below each Investor's name on the signature page hereto.

        Further in addition, subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase and the Company agrees to sell and issue to each Investor, a Stock Purchase Warrant in form and substance attached hereto as Exhibit C to acquire one share of the Company's Common Stock at an exercise price of $0.50 per share for each two (2) shares of Common Stock acquired hereunder.

        The shares of Common Stock sold to the Investors pursuant to this Agreement are hereinafter referred to as the "Shares." The 7% Subordinated Promissory Notes due July 31, 2008 are hereinafter referred to as the "Notes." The Stock Purchase Warrants to purchase Common Stock sold hereunder are hereinafter referred to as the "Warrants." The total amount of Common Stock and other securities issuable upon conversion of the Warrants are hereinafter referred to as the "Conversion Stock." The Shares, the Notes, the Warrants and the Conversion Stock are hereinafter collectively referred to as the "Securities."

      Closing

      .  The initial purchase and sale of the Shares, Notes and Warrants as set forth on the signature page shall take place at the Company's offices at the address indicated above at 10:00 A.M., effective as of the Effective Date, or at such other time and place as the Company and the Investors acquiring in the aggregate more than half of such Shares sold pursuant to this Section 1.2 mutually agree upon (which time and place are designated as the "Initial Closing"). Within thirty (30) days after the Initial Closing, the Company shall deliver to each Investor purchasing Shares, Notes and Warrants at the Initial Closing a certificate representing the Shares, a duly executed Note and a corresponding Warrant, which such Investor is purchasing against delivery to the Company by such Investor of a check, wire transfer or cancellation of indebtedness (principal and interest) in the aggregate amount of the purchase price therefor payable to the Company's order as identified on the signature page.

      Subsequent Sales.

    At any time on, or before, December 31, 2005 (the "Final Closing Date"), the Company may sell any amount of additional Shares, Notes and Warrants (each such sale a "Subsequent Closing"). All such sales shall be made substantially on the terms and conditions set forth in this Agreement. Any shares sold pursuant to this Section 1.3 shall be deemed to be "Shares" for all purposes under this Agreement, any Notes sold and issued shall be deemed to be "Notes" for all purposes under this Agreement, any Warrants sold and issued shall be deemed to be "Warrants" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Investors" for all purposes under this Agreement. Should any such sales be made, the Company shall prepare and distribute to the Investors a revised Exhibit A to this Agreement within thirty (30) days after the Final Closing Date reflecting such sales. Such Investors shall become signatories to this Agreement.

    Representations and Warranties of the Company. The Company hereby represents and warrants the following as of the Initial Closing to each Investor, except as set forth on the Schedule of Exceptions attached hereto as Exhibit D and incorporated herein by reference:

    2.1 Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated under this Agreement.

    2.2 Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation's obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable

    2.3 No Breach. The issue and sale of the Shares, Notes and Warrants by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation's incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

    2.4 Pending or Threatened Claims. Neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

    2.5 Brokers and Finders.  No agent, broker, investment banker or other firm or person acting on behalf or under the authority of the Company is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by this Agreement.

    Representations and Warranties of the Investor.  Each Investor severally and not jointly hereby represents and warrants that:

      Authorization.  When executed and delivered by the Investor, and assuming execution and delivery by the Company, this Agreement and Warrant constitute its valid and legally binding obligations, enforceable in accordance with their terms. If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of the Investor has been duly authorized and is duly qualified to execute and deliver this Agreement on behalf of Investor in connection with the purchase of the Shares, Notes and Warrants and (ii) the signature of such individual is binding upon Investor. Each Investor represents that it has full power and authority to enter into this Agreement.

      Purchase Entirely for Own Account.  This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

      Disclosure of and Access to Information.  The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information which the Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, and has had an opportunity to receive, review and understand the disclosures and information regarding the Company's financial statements, capitalization and other business information as set forth in the Company's filings with the Securities and Exchange Commission (the "SEC Filings") which are all incorporated herein by reference, together with all exhibits referenced therein. The Investor acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement.

      Investment Experience. The Investor has such knowledge and experience in financial and business matters, including investments in other start-up companies, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he/it is capable of utilizing the information made available to him/it in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities, including assessment of the Risk Factors set forth in the SEC Filings which are incorporated herein by reference.

      Restricted Securities.  Such Investor understands that the Shares, Notes and Warrants it is purchasing and the Conversion Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Investor is aware that there is currently a very limited "over-the-counter" public market for the Company's common stock shares which are eligible for such sales. There is no guarantee that a more established public market will develop at any time in the future. The Investor understands that the Securities are all unregistered and may not presently be sold in even this limited public market. The Investor understands that the Securities cannot be readily sold or liquidated in case of an emergency or other financial need. The Investor has sufficient liquid assets available so that the purchase and holding of the Securities will not cause it undue financial difficulties.

      Accredited Investor. The Investor is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

          A person or entity who is a director or executive officer of the Corporation;
          Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;
          Any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
          Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;
          Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
          Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
          Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or
          Any entity in which all of the equity owners are accredited investors.

      As used in this Section 3.6, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments

      Economic Risk.  Such Investor understands that an investment in the Company involves substantial risks. Such Investor understands all of the risks related to the purchase of the Securities. Such Investor further understands that the purchase of the Securities will be a highly speculative investment. Such Investor is able, without impairing the Investor's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Investor's investment.

      Brokers or Finders.  The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      Tax Liability.  It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

      Further Limitations on Disposition.  Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Shares, Notes or Warrants (or the Conversion Stock) unless and until:

        There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

        (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act, provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of such Act; or

      Legends.  It is understood that the certificates evidencing the Shares, Notes and Warrants (and the Conversion Stock) may bear one or all of the following legends:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

        THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE PROVIDED TO EACH SHAREHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A "LOCK-UP" PROVISION RESTRICTING THE TRANSFER OF THE SECURITIES FOR A PERIOD OF TIME NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S PUBLIC OFFERING.

        Any legend required by the laws of applicable state.

    Lock-up. The Investor acknowledges and agrees that the Securities may be subject to certain restrictions on transfer following a registered public offering of the Corporation's securities as provided in this Section 4. In connection with any registration of the Corporation's securities, the Investor agrees, upon the request of the underwriters managing such offering of the Company's securities, if applicable, or the Company if there are no underwriters, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Corporation and, if applicable, such underwriters, as the case may be, for such period of time, not to exceed thirty (30) days before and one hundred eighty (180) days, after the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that all executive officers, directors and shareholders holding more than 1% of the fully diluted capital stock of the Corporation are subject to the same restrictions as the Investor. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the underwriter and the Investor. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day or shorter period. Contemporaneous with the execution of this Agreement.

    Conditions of Investor's Obligations at the Closing.  The obligations of each Investor under Section 1.2 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless consented to in writing thereto:

      Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of the Initial Closing.

      Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

      Satisfaction.  All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents relating to such transactions shall be satisfactory to the Investors in the reasonable exercise of their judgment.

      Blue Sky/Federal.  The Company shall have obtained all necessary Blue Sky and Federal law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, the Notes, the Warrants and the Conversion Stock.

      Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Initial Closing).

      Legal Investment.  Subject in part to the truth and accuracy of the Investors' representations set forth in this Agreement, the sale and issuance of the Shares, Notes and Warrants to the Investors, and the proposed delivery of the Conversion Stock into which the Warrants may convert, shall be legally permitted by all securities laws and regulations to which the Investors and the Company are subject.

    Conditions of the Company's Obligations at the Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Initial Closing or each Subsequent Closing, as applicable, of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the Company:

      Representations and Warranties.  The representations and warranties of each Investor contained in Section 3 shall be true on and as of the date of the applicable Closing in which such Investor purchases the Shares, Notes and Warrants.

      Payment of Purchase Price.  Such Investor to the applicable Closing shall have delivered the consideration set forth on the signature page.

      Blue Sky/Federal.  The Company shall have obtained all necessary Blue Sky and Federal law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, Notes, Warrants and the Conversion Stock.

    InterCreditor Agreement.

    Each Note issued to an Investor is one of a duly authorized issue of Notes of the Company designated as its 7% Subordinated Promissory Notes limited in aggregate principal amount to $1,050,000. Each Investor understands and agrees that a default is not an Event of Default (as defined in the Note) until the holders of at least 30% in aggregate principal amount of the Notes then outstanding notify the Company of such default and the Company does not cure it within sixty (60) days after receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default." If an Event of Default occurs and is continuing, such noteholder(s) by notice to the Company, may declare the principal of and accrued interest on the Notes to be due and payable immediately; provided, however, that the holders of at least 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences.

    The Company shall only make principal reductions pro rata among such noteholders. Likewise any such noteholder who receives any payments or proceeds from any enforcement of a security interest or any distribution in connection with a bankruptcy, liquidation, reorganization, dissolution, winding-up or similar proceedings, shall be obligated to pro rate such amounts among the other noteholders of the series.

    Miscellaneous.

      Survival of Warranties.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company. In particular, the warranties and representations of the Company in Section 2 shall survive for a period of one year after the Initial Closing.

      Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, without reference to the conflict of laws. Venue for all purposes hereunder shall be Las Vegas, Nevada.

      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Notices.  All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier, by facsimile to a telephone number provided by the receiving party or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at the address set forth on the first page of this Agreement (or at such other address as the Company shall have furnished to the Investors in writing) and (b) if to a Investor, at the latest address of such person on the Company's records, which as of the Effective Date shall be deemed to be the address on Schedule 1.

      Finder's Fee.  Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

      Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement (including any exhibit or schedule hereto), the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), by the holders of a majority of the Shares (on an as converted basis including any Conversion Stock into which the Warrants have been converted). Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each Investor and each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of such provision will not be affected or impaired thereby in any other jurisdiction; if such provision cannot be amended without altering materially the intention of the parties, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      Stock Splits.  All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the Effective Date.

      Entire Agreement.  This Agreement and the Exhibits, Schedules and the other documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

      Confidential Information. The Investor agrees that any information not currently set forth in the Company's SEC Filings may be treated by the Corporation as confidential with respect to the Company or its activities ("Confidential Information"). The Investor understands and agrees that such Confidential Information may not be disclosed to any third party or used by the Investor for purposes of trading in the Company's publicly traded stock until such Confidential Information is publicly disclosed by the Company or no longer deemed in writing by the Company to be Confidential Information.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

SIGNATURE PAGE TO

ASI TECHNOLOGY CORPORATION 2005 SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY"

ASI TECHNOLOGY CORPORATION

By: /s/ JERRY E. POLIS

"INVESTOR"

Signature:

By:

Title:

Address:

Schedule 1

Number of Shares:

Aggregate Share Purchase Price:

Price per share: $0.35

Principal Amount of Notes Purchased:

Number of Shares Underlying Warrants:

Accepted BY: Closing Date: